Exhibit 99.1

TOMI Announces Jeff Citrin Appointed Chief Compliance and Regulatory Affairs Officer; Releases Studies That Indicate TOMI’s SteraMist is an Effective CBRNE Decontamination Unit

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--July 8, 2013--TOMI Environmental Solutions, Inc. (“TOMI” or the “Company”) (OTCQB: TOMZ), a global bacteria decontamination and infectious disease control company, announced today the appointment of Mr. Jeff Citrin as Chief Compliance and Regulatory Affairs Officer of TOMI. This position is responsible for leading the preparation of pre-market submissions and the management of regulatory compliance to the US EPA, USDA, FDA, NIOSH, OSHA, and other applicable federal, state, and international regulatory agencies in accordance with applicable regulations and guidelines. Mr. Citrin will also develop and execute regulatory strategic plans, policies, and procedures so that TOMI will meet regulatory as well as customer needs and requirements.

Mr. Citrin graduated from Vassar College with a B.A. degree and attended the University of Michigan’s Gerald R. Ford School of Public Policy and School of Natural Resources and Environment, from which he received his M.S. degree.

Previously, Mr. Citrin has worked for a Fortune 500 environmental management consulting firm specializing in regulatory/policy support, environmental management and development of business solutions for numerous federal agencies including the US Environmental Protection Agency (EPA), the US Department of Homeland Security Federal Emergency Management Agency (FEMA) and the US Army Corps of Engineers. For these and other clients, Mr. Citrin managed multiple, complex multi-million dollar contracts, providing oversight and technical expertise on a wide variety of environmental projects.

Since Mr. Citrin has joined TOMI, he has discovered studies, data and testing that indicate the effectiveness of TOMI’s BIT® Technology against VX nerve gas, Mustard Gas, Sarin and anthrax spores.

Dr. Halden Shane, TOMI’s Chief Executive Officer, stated, “A person with the background and past government experience that Jeff possesses will help propel the Company in reaching its goal of making TOMI’s BIT® Technology the leader in the decontamination world by laying the proper matrixes to mold BIT® as the product of choice in CBRNE (Chemical, Biological, Radiological and Nuclear and Explosives) decontamination equipment. This is an additional industry group from which TOMI will seek new revenue and sales.”

In addition, the Company announced that BIT® has been tested at the US Army Edgewood Chemical Biological Center (ECBC), where it was shown to effectively decontaminate chemical agents when applied using properly developed protocols. A summary of BIT® capabilities can be found in the US Department of Homeland Security’s “Guide for the Selection of Chemical, Biological, Radiological, and Nuclear Decontamination Equipment for Emergency First Responders, Guide 103-06.”

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCQB: TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation ("UVGI") products and technologies.

TOMI’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI’s products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with the Indoor Air Quality Association, The International Ozone Association, The United States Green Building Council, The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and the Restoration Industry Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
310-275-2255 or 800-525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
310-255-4445